FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2026 Second Quarter Financial Results

MILWAUKEE (July 23, 2026) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported second quarter 2026 results.

“The second quarter marked an important step forward in the execution of our strategic growth plan. We successfully commenced production of our all-new S4 Honcho platform, expanding LiveWire’s portfolio into a highly accessible segment of the electric motorcycle market which we believe lays the foundation for future growth. At the same time, we closed the acquisition of Dust Motorcycles, which we expect will accelerate our expansion into the rapidly growing electric off-road category and strengthen our long-term product roadmap. Operationally, we delivered meaningful improvements in our financial performance, increasing consolidated revenue by 55% in the second quarter of 2026 compared to same period prior year and improving year-to-date free cash flow by 19% over 2025 through continued focus on commercial execution and disciplined cost management,” said Karim Donnez, CEO, LiveWire.

Second Quarter and Year-to-Date through June 30, 2026 Highlights and Financial Results

•Consolidated revenue increased 55% in the second quarter of 2026 compared to same period prior year driven by increased unit sales in both the Electric Motorcycle and STACYC segments.
•Reduced net cash used by operating activities year-to-date through June 30, 2026 by 18%, driving a 19% improvement in year-to-date free cash flow as compared to the same period 2025.
•Year-to-date through June 30, 2026 market share of 76% in the U.S. electric motorcycle 50+ kilowatt on-road EV segment1.
•Commenced production of the S4 Honcho™ with the first units expected to arrive at authorized LiveWire retail locations later this summer.
•Completed the acquisition of Dust Motorcycles, Inc. (“Dust”) in May 2026 and continued to advance the platform toward production.

Total Company Highlights

$ in millions*	2nd quarter
	2026	2025	Change
Consolidated Revenue Units	5,490	4,927	11%
Consolidated Revenue	$9.1	$5.9	55%
Consolidated Operating Loss	($18.0)	($18.3)	1%
Net Loss	($18.2)	($18.8)	3%
Adjusted EBITDA**	($15.1)	($15.7)	4%

$ in millions*	Year-to-date through June 30, 2026
	2026	2025	Change
Net cash used by operating activities	($26.4)	($32.4)	18%
Free Cash Flow**	($27.7)	($34.4)	19%
*Amounts may not add or recalculate due to rounding.

**Definition of Adjusted EBITDA and Free Cash Flow and reconciliations to the comparable GAAP metrics are at the end of this release.

1Source: U.S. EV Street Legal Market Share for June from Motorcycle Industry Council (MIC).

The Company’s consolidated net loss was $18.2 million for the second quarter 2026 as compared to $18.8 million in the same period prior year driven by the segment results noted below and an increase of $1.8 million of non-operating income related to the change in fair value of the outstanding warrants as of June 30, 2026, primarily offset by an increase of $1.5 million in related party interest expense as compared to prior year.

Adjusted EBITDA was $15.1 million for the second quarter 2026 as compared to $15.7 million in the same period prior year driven by the segment results noted below and excluding expenses related to the Company’s At-The-Market program and acquisition costs related to Dust in the current year.

LiveWire Group, Inc. is comprised of two business segments:

•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products
•Electric Motorcycles – focused on the sale of electric motorcycles and related products

STACYC

$ in millions*	2nd quarter
	2026	2025	Change
Electric Balance Bike and Electric Bike Units	5,223	4,872	7%
Revenue	$5.5	$5.0	9%
Operating Income (Loss)	$—	($0.3)	110%
*Amounts may not add or recalculate due to rounding.

STACYC unit sales increased by 7% compared to the prior year same quarter, resulting in an increase to revenue of $0.5 million. Operating loss improved by $0.3 million in the second quarter of 2026 compared to 2025 primarily due to increased gross profit resulting from recoveries on previously paid tariffs of $0.5 million.

Electric Motorcycles

$ in millions*	2nd quarter
	2026	2025	Change
Motorcycle Units	267	55	386%
Revenue	$3.6	$0.8	333%
Operating Loss	($18.0)	($18.0)	—%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycle unit sales increased by 386% compared to the prior year same quarter, resulting in an increase to revenue of $2.8 million. Operating loss was flat compared to the prior year, reflecting a decrease in selling, administrative and engineering expense of $1.0 million, offset by an increase in cost of goods sold primarily from net realizable value adjustments on the purchase of S2 inventory during the quarter as compared to the same quarter in the prior year.

Financial guidance

For the full year 2026, the Company reiterates its full-year guidance.

Webcast
Harley-Davidson, Inc. management will discuss the results of its LiveWire reportable segment during an audio webcast from 8-9 a.m. CT where discussion will be limited to its LiveWire reportable segment’s financial results and outlook updates. Harley-Davidson’s LiveWire reportable segment results as determined in accordance with U.S. GAAP may differ from LiveWire Group, Inc. results on a standalone basis.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; Harley-Davidson, Inc. (“H-D”) making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to obtain funding for our operations, access to capital markets and manage costs; our future capital requirements and sources and uses of cash; our limited operating history, the Company’s business, expansion plans and opportunities, including its expansion into the off-road electric motorcycle market, its ability to successfully integrate the Dust Motorcycles acquisition, and its ability to develop, commercialize and grow Dust-branded and related off-road electric motorcycle products and product lines, as well as the Company’s ability to scale its operations and manage its future growth effectively; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact of global trade issues and changes in and uncertainties with respect to trade and export regulations, trade policies and sanctions, tariffs, international trade disputes, particularly those relating to China and Taiwan, may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; geopolitical events and related actions that may occur between mainland China and Taiwan; increased geopolitical volatility and conflicts, such as in the Middle East, our ability to rely on third party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

###

LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue, net	$9,115	$5,873	$14,230	$8,616
Costs and expenses:
Cost of goods sold	9,161	5,324	14,813	10,235
Selling, administrative and engineering expense	17,968	18,813	35,103	37,311
Total operating costs and expenses	27,129	24,137	49,916	47,546
Operating loss	(18,014)	(18,264)	(35,686)	(38,930)
Interest expense, related party	(1,454)	—	(2,871)	—
Interest income (expense), net	420	333	1,023	837
Change in fair value of warrant liabilities	911	(905)	1,294	—
Loss before income taxes	(18,137)	(18,836)	(36,240)	(38,093)
Income tax provision (benefit)	76	(10)	101	4
Net loss	$(18,213)	$(18,826)	$(36,341)	$(38,097)

Net loss per share, basic and diluted	$(0.09)	$(0.09)	$(0.18)	$(0.19)

Weighted-average shares, basic and diluted	205,041	203,589	204,768	203,535

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$52,869	$82,777
Accounts receivable, net	4,807	3,383
Accounts receivable from related party	206	585
Inventories, net	13,621	15,255
Other current assets	4,200	2,887
Total current assets	75,703	104,887
Property, plant and equipment, net	25,478	27,556
Goodwill	8,619	8,327
Deferred tax assets	5	6
Lease assets	632	823
Intangible assets, net	4,025	804
Other long-term assets	3,481	4,008
Total assets	$117,943	$146,411
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,215	$2,299
Accounts payable to related party	3,364	6,716
Accrued liabilities	11,417	12,362
Current portion of lease liabilities	212	496
Current portion of term loan - related party, net	—	800
Total current liabilities	18,208	22,673
Long-term portion of lease liabilities	280	246
Deferred tax liabilities	166	149
Long-term portion of term loan - related party, net	76,818	74,183
Warrant liabilities	607	1,901
Other long-term liabilities	3,369	1,231
Other long-term liabilities - related party	6,574	—
Total liabilities	106,022	100,383
Shareholders' equity:
Preferred Stock	—	—
Common Stock	21	20
Treasury Stock	(5,298)	(4,437)
Additional paid-in-capital	354,596	351,489
Accumulated deficit	(337,368)	(301,027)
Accumulated other comprehensive loss	(30)	(17)
Total shareholders' equity	11,921	46,028
Total liabilities and shareholders' equity	$117,943	$146,411

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net loss	$(36,341)	$(38,097)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,881	5,673
Change in fair value of warrant liabilities	(1,294)	—
Stock compensation expense	2,510	3,444
Provision for expected credit losses	38	25
Deferred income taxes	89	3
Inventory write-down	2,527	936
Interest expense, related party	2,871	—
Other, net	(144)	(557)
Changes in current assets and liabilities:
Accounts receivable, net	(1,498)	(314)
Accounts receivable from related party	379	392
Inventories	(849)	(1,437)
Other current assets	(1,026)	(520)
Accounts payable and accrued liabilities	(1,277)	(4,770)
Accounts payable to related party	2,728	2,855
Net cash used by operating activities	(26,406)	(32,367)
Cash flows from investing activities:
Payment for business acquired	(375)	—
Capital expenditures	(1,534)	(2,043)
Net cash used by investing activities	(1,909)	(2,043)
Cash flows from financing activities:
Gross proceeds from the sale of common stock pursuant to the at-the-market public offering	100	—
Payment of offering costs from the at-the-market public offering	(3)	—
Payment of borrowings under term loan - related party	(800)	—
Repurchase of common stock	(861)	(759)
Net cash used by financing activities	(1,564)	(759)
Effect of exchange rate changes on cash and cash equivalents	(29)	48
Net decrease in cash and cash equivalents	$(29,908)	$(35,121)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$82,777	$64,437
Net increase decrease in cash and cash equivalents	(29,908)	(35,121)
Cash and cash equivalents—end of period	$52,869	$29,316

LiveWire Group, Inc.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance and liquidity. We use the following non-GAAP financial information, collectively, to measure and evaluate internally to establish forecasts, budgets and operational goals to manage and monitor our liquidity. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. These non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with GAAP.

Free Cash Flow

We define free cash flow as net cash used by operating activities, excluding cash paid for costs related to the Company’s At-The-Market (“ATM”) program which results in financing cash inflows, less capital expenditures.

	Six months ended
	June 30, 2026	June 30, 2025
Net cash used by operating activities	($26,406)	($32,367)
Cash paid for ATM program costs	231	—
Less: Capital expenditures	(1,534)	(2,043)
Free cash flow	($27,709)	($34,410)

LiveWire Group, Inc.

Adjusted EBITDA

We define Adjusted EBITDA as LiveWire Group Inc. net loss excluding interest expense, related party, interest income (expense), net, change in fair value of warrant liabilities, income tax provision (benefit), depreciation and amortization, acquisition costs, ATM program expenses, and other items not considered indicative of ongoing operating performance.

	Three months ended
	June 30, 2026	June 30, 2025
Net loss	$(18,213)	$(18,826)
Interest expense, related party	1,454	—
Interest (income) expense, net	(420)	(333)
Change in fair value of warrant liabilities	(911)	905
Income tax provision (benefit)	76	(10)
Depreciation and amortization	2,466	2,588
Acquisition costs	297	—
ATM program expenses	127	—
Adjusted EBITDA	$(15,124)	$(15,676)